As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-176930

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 20, 2011

$350,000,000

    % Senior Notes due 2021

The notes offered hereby will bear interest at the rate of     % per year. Interest on the notes is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2014. The notes will mature on December 15, 2021. The notes may be redeemed, in whole at any time or in part from time to time, at our option, at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest, if any, to the applicable redemption date.

The notes will be unconditionally guaranteed, jointly and severally, by certain of our operating subsidiaries on a senior unsecured basis. The notes will be senior unsecured obligations of KB Home and will rank equally with all other unsecured and unsubordinated indebtedness of KB Home. If we undergo a change of control, under certain circumstances, we may be required to offer to purchase the notes from holders at a price equal to 101% of the principal amount plus accrued and unpaid interest thereon.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds to KB Home (before estimated expenses)%		$

Interest on the notes will accrue from October     , 2013 to the date of delivery.

Delivery of the notes is expected to be made to investors through the book-entry delivery system of The Depository Trust Company on or about October     , 2013, which is the              business day following the date of this prospectus supplement (such settlement cycle is referred to as T+        ). You should be advised that trading of the notes may be affected by the T+         settlement.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	Citigroup	Deutsche Bank Securities

The date of this prospectus supplement is October     , 2013.

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated or deemed incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor any of the underwriters have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared, in each case as set forth herein or therein. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated or deemed incorporated by reference in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein is accurate only as of its respective date or the date that is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When this prospectus supplement uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home, a Delaware corporation, and its subsidiaries unless otherwise stated or the context otherwise requires.

Our fiscal year ends on November 30. In 2013, our first fiscal quarter ended on February 28, our second fiscal quarter ended on May 31 and our third fiscal quarter ended on August 31. When this prospectus supplement refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

We are one of the largest homebuilding companies in the United States. When we refer in this prospectus supplement or accompanying prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, townhomes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

S-i

The information in this prospectus supplement and accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein or therein concerning the housing market, the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a brief summary of the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein. It does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, including the “Risk Factors” and the financial statements and the related notes included elsewhere or incorporated by reference herein or therein, before making a decision with respect to an investment in the notes.

KB HOME

We are one of the largest and most recognized homebuilding companies in the United States, with operating divisions in the following regions and states: West Coast—California; Southwest—Arizona, Nevada and New Mexico; Central—Colorado and Texas; and Southeast—Florida, Maryland, North Carolina and Virginia. Founded in 1957, we are listed on the New York Stock Exchange under the ticker symbol “KBH.” We are incorporated in Delaware. Our principal executive offices are located at 10990 Wilshire Boulevard, Los Angeles, California 90024. Our telephone number is (310) 231-4000.

RECENT DEVELOPMENTS

Tender Offers and Redemptions

On October 15, 2013, we commenced tender offers to purchase for cash (i) any and all of our outstanding 5 3/4% Senior Notes due 2014 (the “2014 Notes”), (ii) any and all of our outstanding 5 7/8% Senior Notes due 2015 (the “5 7/8% Notes,” and together with the 2014 Notes, the “Redeemable Notes”) and (iii) up to $37.0 million (the “Maximum 6 1/4% Notes Amount”) in aggregate principal amount of our outstanding 6 1/4% Senior Notes due 2015 (the “6 1/4% Notes,” and together with the 5 7/8% Notes, the “2015 Notes”). In this prospectus supplement, we refer to the 2014 Notes and the 2015 Notes, collectively, as the “Tender Offer Notes.” The tender offers are being made on the terms and subject to the conditions set forth in the offer to purchase, dated October 15, 2013, and the related letter of transmittal concerning the tender offers, in each case, as amended or supplemented (together, the “Offer to Purchase”).

Subject to the terms and conditions of the Offer to Purchase, set forth in the table below is the tender offer consideration for each series of Tender Offer Notes validly tendered and not validly withdrawn and accepted by us for purchase in the applicable tender offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Dollars per $1,000 Principal Amount of Securities
			Tender Offer Consideration	Early Tender Premium	Total Consideration	Acceptance Cap
2014 Note Tender Offer
5 3/4% Senior Notes due 2014	48666KAH2	$75,970,000	$983.85	$30.00	$1,013.85	Not Applicable

2015 Note Tender Offers
5 7/8% Senior Notes due 2015	48666KAL3	$102,172,000	$1,035.95	$30.00	$1,065.95	Not Applicable
6 1/4% Senior Notes due 2015	48666KAM1	$236,906,000	$1,045.00	$30.00	$1,075.00	$37,000,000

In addition, the table above sets forth the early tender premium (the “Early Tender Premium”) offered for each series of Tender Offer Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on October 28, 2013 (the “Early Tender Date”) and accepted for purchase by us. Holders who tender at or prior to the Early Tender Date will receive the total consideration (the “Total Consideration”) consisting of the applicable tender offer consideration set forth in the above table under “Tender Offer Consideration” (the “Tender Offer Consideration”), plus the applicable Early Tender Premium for each Tender Offer Note that is validly tendered and not validly withdrawn and accepted by us for purchase. Holders who tender their Tender Offer Notes after the Early Tender Date will receive the applicable Tender Offer Consideration for each Tender Offer Note that is validly tendered and not validly withdrawn and accepted by us for purchase. Accrued and unpaid interest will be paid on any Tender Offer Notes of each series accepted by us for purchase up to, but not including, the early or the final settlement date, as applicable. The tender offers are scheduled to expire at 11:59 p.m., New York City time, on November 12, 2013.

The amount of 6 1/4% Notes purchased in the applicable tender offer will be subject to the Maximum 6 1/4% Notes Amount. This means that if more than $37.0 million in aggregate principal amount of the 6 1/4% Notes is validly tendered and not validly withdrawn, we will accept for purchase only an amount of such 6 1/4% Notes equal to the Maximum 6 1/4% Notes Amount, subject to the proration terms and procedures described in the Offer to Purchase. We may waive or increase the Maximum 6 1/4% Notes Amount in our sole discretion, subject to compliance with applicable law.

We cannot assure you that the tender offers will be consummated in accordance with their terms, or at all, or that a significant principal amount of the Tender Offer Notes will be tendered and cancelled pursuant to the tender offers. If any of the Redeemable Notes are not validly tendered and accepted by us for purchase by the early settlement date for the tender offers, we may elect at our option to redeem at any time after such date any such notes in accordance with the “make-whole” redemption provisions of the applicable notes (any such redemption, a “redemption”). This prospectus supplement is neither a solicitation for the tender offers nor is it a notice of redemption for the Redeemable Notes. Completion of the tender offers will be subject to the closing of this offering and customary tender offer conditions as set forth in the Offer to Purchase. However, this offering is not conditioned upon the successful consummation of the tender offers or the redemptions.

We intend to use a portion of the net proceeds from this offering to fund the purchase of the Tender Offer Notes in the tender offers and, if we so elect at our option, the redemptions of any Redeemable Notes not purchased in the tender offers, including the payment of all accrued and unpaid interest payable and any applicable early tender premium with respect to the tender offers. We intend to use the remaining net proceeds from this offering for general corporate purposes. For a discussion of the terms of the Tender Offer Notes, see our Annual Report on Form 10-K for the year ended November 30, 2012 and the Notes to Consolidated Financial Statements, both of which are incorporated by reference in this prospectus supplement. See also “Use of Proceeds” in this prospectus supplement.

OFFERING SUMMARY

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this entire prospectus supplement and accompanying prospectus carefully, including the “Description of the Notes” and “Description of Debt Securities” sections, before making an investment in the notes. In this section, “KB Home,” “we,” “our,” and “us” mean KB Home excluding our subsidiaries, unless otherwise stated or the context requires.

Issuer	KB Home, a Delaware corporation.

The Notes	$350.0 million aggregate principal amount of % Senior Notes due 2021.

Maturity	December 15, 2021.

Interest	Annual rate: %, accruing from October , 2013.

Every six months on June 15 and December 15.

First payment: June 15, 2014.

Guarantees	Payment of principal of and premium, if any, and interest on the notes offered hereby will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our operating subsidiaries, which we sometimes refer to as the “guarantors.” Each of these guarantors also guarantees, on a senior unsecured basis, our outstanding 5 3/4% Senior Notes due 2014, 5 7/8% Senior Notes due 2015, 6 1/4% Senior Notes due 2015, 9.100% Senior Notes due 2017, 7 1/4% Senior Notes due 2018, 8.00% Senior Notes due 2020, 7.5% Senior Notes due 2022 and 1.375% Convertible Senior Notes due 2019 (collectively, our “existing senior notes”), and our obligations under our $200.0 million unsecured revolving credit facility (our “revolving credit facility”). Under certain circumstances, any or all of the guarantors may be released from their guarantees of the notes offered hereby, and other subsidiaries of KB Home may or may be required to guarantee the notes. Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes and our revolving credit facility. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to all existing and future secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness. See “Description of Debt Securities—Guarantees” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

Ranking	The notes offered hereby will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness including, without limitation, our existing senior notes and our revolving credit facility. Your right to payment under the notes offered hereby will be:

•

effectively subordinated to all existing and future indebtedness, trade payables, guarantees and other liabilities of the subsidiaries of KB Home that are not guarantors of the notes, which we refer to herein as “non-guarantor subsidiaries.” Non-guarantor subsidiaries had approximately $135.1 million of liabilities outstanding, excluding intercompany liabilities, as of August 31, 2013; and

•

effectively subordinated to all our existing and future secured indebtedness and all the existing and future secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness, which indebtedness is currently comprised principally of indebtedness secured by purchase money mortgages on real property, the aggregate principal amount of which indebtedness was approximately $35.5 million at August 31, 2013.

See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” and “—Holding Company Structure” in the accompanying prospectus.

Use of Proceeds	We estimate that we will receive approximately $344.6 million in net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use a portion of the net proceeds from this offering to fund the purchase of the Tender Offer Notes in the tender offers and, if we so elect at our option, the redemptions of any Redeemable Notes not purchased in the applicable tender offer, including the payment of all accrued and unpaid interest payable and any applicable early tender premium with respect to the tender offers, as described in this prospectus supplement under “Prospectus Supplement Summary—Recent Developments—Tender Offers and Redemptions.” We intend to use the remaining net proceeds from this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Optional Redemption

We may redeem the notes, in whole at any time or from time to time in part, at our option. Prior to September 15, 2021 (three months prior to the maturity of the notes), the redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date), discounted to the redemption date on a semiannual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the applicable redemption date. On or after September 15, 2021 and until their maturity, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to, but excluding, the applicable redemption date. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Certain Covenants	Under the indenture that will govern the notes offered hereby, we have agreed to certain restrictions on secured debt, sale and leaseback transactions and mergers, consolidations and transfers of substantially all of our assets. However, these covenants are subject to a number of important exceptions and limitations, and you should carefully review the information with respect to these covenants and the related definitions appearing in the accompanying prospectus under “Description of Debt Securities—Certain Covenants,” “Description of Debt Securities—Consolidation, Merger and Sale of Assets” and “Description of Debt Securities—Certain Definitions.”

Offer to Repurchase Upon a Change of Control Triggering Event	Upon a change of control triggering event, we will be required to make an offer to repurchase all outstanding notes offered hereby at a price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control Offer” in this prospectus supplement.

Book-Entry Notes	The notes offered hereby will be issued in book-entry form and represented by one or more global notes deposited with a custodian for The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee. See “Description of Debt Securities—Book-Entry; Delivery and Form” in the accompanying prospectus.

Certain U.S. Federal Income Tax Considerations	For a summary of certain U.S. federal income tax considerations relevant to the holding and disposing of the notes, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risk Factors	You should carefully review the information in this prospectus supplement under the caption “Risk Factors,” as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, in evaluating an investment in the notes offered hereby.

Listing; No Prior Market	We currently do not intend to list the notes offered hereby on any securities exchange, there is currently no market for the notes and there can be no assurance that one will develop. See “Underwriting” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature or refer to future events and conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including, without limitation, future revenues, homes delivered, net orders, selling prices, expenses, expense ratios, housing gross profit margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of our backlog (including amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries), the value of our net orders, potential future asset acquisitions and the impact of completed acquisitions, future share issuances or repurchases and possible future actions, which may be provided by us, are also forward-looking statements. Forward-looking statements are based on our current expectations and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could negatively affect our consolidated financial statements, including due to additional impairment or land option contract abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including mortgage lending standards, the availability of mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or project financing, on favorable terms; our compliance with the terms and covenants of our revolving credit facility; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; decisions by lawmakers on federal fiscal policies, including those relating to taxation and government spending; a failure or prolonged delay by Congress and the President to approve a budget or continuing appropriation legislation to fund the operations of the federal government and/or to approve an increase in the aggregate amount of debt the federal government can borrow; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred, including our warranty claims and costs experience at certain of our communities in Florida; legal or regulatory proceedings or claims; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives with respect to product, geographic and market positioning (including our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional new home communities for sales and sell higher-priced homes and more design options, and our operational and investment concentration in markets in California), revenue growth, asset optimization, asset activation, local field management and talent investment, and overhead reduction and cost management; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly from higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries; our home sales and delivery performance, particularly in key markets in California; the manner in which our homebuyers are offered and whether they are able to obtain mortgage loans and mortgage banking services, including from our preferred mortgage lender, Nationstar Mortgage; the performance of Nationstar Mortgage as our preferred mortgage lender; the ability of Home Community Mortgage to become operational in all of our served markets as and by the time currently anticipated; information technology failures and data security breaches; the possibility that the proposed offer and sale of the notes to fund the purchase of the Tender Offer Notes in the applicable tender offer and, if we so elect at our option, the redemption of any Redeemable Notes not purchased in the applicable tender offer will not close timely, or at all; and other events outside of our control. Please see our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2013, May 31, 2013 and August 31, 2013, and our other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.

RISK FACTORS

An investment in the notes offered hereby involves certain risks. You should carefully consider the risks and uncertainties described below before investing in the notes, as well as the risks and uncertainties described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. The following important factors could adversely impact our homebuilding and financial services operations, and our consolidated financial statements. These factors could cause our actual results to differ materially from the forward-looking and other statements that we make in this prospectus supplement and the accompanying prospectus, and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. However, these are not the only risks and uncertainties that we face. The market or trading price of the notes could decline due to any of these risks or uncertainties, and you may lose all or part of your investment. You are also cautioned that some of the statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus are “forward-looking statements” and are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” in this prospectus supplement.

Risk Factors Relating to KB Home

For a discussion of risks and uncertainties relating to KB Home and our business, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risk Factors Relating to the Notes

Your right to receive payments on the notes will be effectively subordinated to the rights of any current or future secured creditors of our company. Further, the guarantees of these notes will be effectively subordinated to all of our guarantors’ current or future secured indebtedness.

Your right to receive payments on the notes offered hereby will be effectively subordinated to the rights of any current or future secured creditors of ours, and the guarantees of the notes will be effectively subordinated to all of our guarantors’ current or future secured indebtedness, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any insolvency, foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a priority claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

We intend to use a portion of the net proceeds from the offering of the notes to pay for the purchase of Tender Offer Notes validly tendered in the applicable tender offer and accepted by us for purchase and, if we so elect at our option, to redeem any Redeemable Notes not purchased in the applicable tender offer. If we do not use all of the net proceeds from this offering to pay for the purchase of Tender Offer Notes or the redemption of any Redeemable Notes, our overall debt level will increase. In addition, whether we use all or only a portion of the net proceeds from this offering to pay for the purchase of Tender Offer Notes or the redemption of any Redeemable Notes, the notes offered hereby will bear a higher rate of interest than the Tender Offer Notes.

We intend to use a portion of the net proceeds from this offering to pay for the cost of purchasing the Tender Offer Notes validly tendered in the applicable tender offer and not validly withdrawn and accepted by us for purchase, and, if we so elect at our option, of redeeming any Redeemable Notes not purchased in the applicable tender offer. In the Offer to Purchase, and subject to its terms and conditions, we have indicated that we will accept for purchase any and all validly tendered Redeemable Notes and up to the Maximum 6 1/4% Notes Amount in aggregate principal amount of validly tendered 6 1/4% Notes. We may increase or waive the Maximum 6 1/4% Notes Amount in our sole discretion, subject to compliance with applicable law. If the aggregate principal amount of this offering exceeds the amount of Tender Offer Notes to be accepted by us for purchase in the applicable tender offers and the amount of any Redeemable Notes elected at our option to be redeemed by us, the aggregate amount of principal we owe for borrowed money will increase and we may use such excess amount for general corporate purposes. See “Use of Proceeds” in this prospectus supplement. Whether we use all or only a portion of the net proceeds from this offering to pay for the purchase of Tender Offer Notes or the redemption of any Redeemable Notes, the notes offered hereby will bear a higher rate of interest than the Tender Offer Notes.

Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors.

The notes will initially be guaranteed by certain of our subsidiaries. A portion of our revenue and income is generated by, and a portion of our assets is held by, the non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 11% and 12% of our consolidated revenues during the fiscal year ended November 30, 2012 and the nine months ended August 31, 2013, respectively, and the non-guarantor subsidiaries held approximately 6% and 7% of our consolidated assets at November 30, 2012 and August 31, 2013, respectively. For further information, you should review note 19 to our consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2013 and note 21 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus and include condensed consolidating financial statements that separately present information regarding the results of operations and financial condition of the guarantor and non-guarantor subsidiaries.

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including our existing senior notes and the notes offered hereby. Our subsidiaries are separate and distinct legal entities and the non-guarantor subsidiaries have no obligation to make payments on the notes offered hereby or to make any funds available for that purpose. In addition, dividends, loans, or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

Because of our holding company structure, the notes offered hereby will be structurally subordinated to all existing and future liabilities of the non-guarantor subsidiaries. These liabilities may include, among others, indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any non-guarantor subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are allowed claims as a creditor of a non-guarantor subsidiary, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us. As of August 31, 2013, the non-guarantor subsidiaries had approximately $135.1 million of liabilities outstanding, excluding intercompany liabilities, to which the notes offered hereby would be structurally subordinated.

The notes offered hereby will also be effectively subordinated to our existing and future secured indebtedness and the guarantees will be effectively subordinated to the existing and future secured indebtedness of the guarantors of the notes. The aggregate principal amount of such existing indebtedness, currently comprised principally of indebtedness secured by purchase money mortgages on real property, was approximately $35.5 million at August 31, 2013.

Each guarantor of the notes offered hereby also guarantees, on a senior unsecured basis, our existing senior notes and our obligations under our revolving credit facility. Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes and our revolving credit facility. At August 31, 2013, we had $1.90 billion outstanding of existing senior notes and no outstanding borrowings under our revolving credit facility. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to the secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness, as described above.

Although our revolving credit facility imposes certain limitations on our ability to incur indebtedness which may affect our liquidity, the indenture that will govern the notes offered hereby does not contain any limitation on the amount of unsecured liabilities, including indebtedness and guarantees, that we and our subsidiaries may incur in the future. See “—Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above” and “—Failure to comply with the restrictions and covenants imposed by our revolving credit facility could restrict future borrowing or cause any outstanding indebtedness to become immediately due and payable.”

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

The notes offered hereby will initially be guaranteed by the guarantors and, under certain circumstances, other subsidiaries of ours may or may be required to guarantee the notes. Any of these guarantees may be subject to review as fraudulent transfers under federal bankruptcy law and comparable provisions of state fraudulent transfer laws in the event a bankruptcy or reorganization case is commenced by or on behalf of one of the guarantors or if a lawsuit is commenced against one of the guarantors by or on behalf of an unpaid creditor of such guarantor. Although the elements that must be found for a guarantee to be determined to be a fraudulent transfer vary depending upon the law of the jurisdiction that is being applied, as a general matter, if a court were to find that, at the time any guarantor issued its guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee, and

(i)	was insolvent or rendered insolvent by reason of issuing the guarantee; or

(ii)	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

(iii)	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under such guarantee, subordinate the guarantee to that of the guarantor’s other debt or take other action detrimental to you and the guarantees of the notes offered hereby, including directing the return of any payments received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt or issued its guarantee:

•	the present fair value of its assets was less than the amount that would be required to pay its liabilities on its existing debts, including contingent liabilities; or

•	it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether or not the guarantors were solvent at a relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. Any guarantee could also be subject to the claim that, because the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

Corporate benefit laws and other limitations on guarantees may adversely affect the validity and enforceability of the guarantees of the notes.

The guarantees by the guarantors provide the holders of the notes offered hereby with a direct claim against the assets of the guarantors. The guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. This limit may not be effective to protect such guarantees from being voided under fraudulent transfer laws. This limit may also eliminate any guarantor’s obligations or reduce such guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, a similar limit was found to be ineffective to prevent the guarantees from being avoided as fraudulent transfers in their entirety.

In addition, enforcement of any of these guarantees against any guarantor will be subject to certain defenses available to guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer (as described in the preceding risk factor), voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or reduced liability under its guarantee.

The guarantors may be released from their guarantees of the notes under certain circumstances.

Any or all of the guarantors of the notes offered hereby may be released from their respective guarantees under certain circumstances specified in the indenture that will govern the notes. If this were to occur, holders of the notes would be structurally subordinated to the liabilities of such released guarantors, as described above, which could have a material adverse effect on the value of the notes. See “Description of Debt Securities—Guarantees” in the accompanying prospectus.

Substantially all of our currently outstanding unsecured indebtedness is scheduled to mature prior to the notes offered hereby.

At August 31, 2013, we had $1.90 billion of existing senior notes outstanding that will rank equally with the notes offered hereby, without giving effect to the tender offers for our Tender Offer Notes or the redemption of any Redeemable Notes. Other than $350.0 million in aggregate principal amount of our 7.5% Senior Notes due 2022 outstanding, all of these existing senior notes are scheduled to mature prior to the stated maturity of the notes offered hereby.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a change of control triggering event (as defined in “Description of the Notes” in this prospectus supplement), we will be required to make an offer to each holder of the notes offered hereby to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control triggering event, we cannot assure you that we would have sufficient financial resources available to repurchase the notes in cash at such time. The terms governing our 9.100% Senior Notes due 2017, 8.00% Senior Notes due 2020 and 7.5% Senior Notes due 2022 provide for a similar offer to repurchase requirement with respect to the applicable series of securities. In addition, if a fundamental change under the terms of our 1.375% Convertible Senior Notes due 2019 occurs prior to their stated maturity date, which may occur due to a transaction or other event that also constitutes a change of control triggering event, we may be required by the holders of such notes to purchase all or any part of such holder’s notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to but not including, the date of purchase. As of the date of this prospectus supplement, the aggregate principal balance of our 9.100% Senior Notes due 2017, 8.00% Senior Notes due 2020, 7.5% Senior Notes due 2022 and 1.375% Convertible Senior Notes due 2019 is $265,000,000, $350,000,000, $350,000,000 and $230,000,000, respectively. Our failure to repurchase these securities would result in a default under the applicable securities, which could, in turn, result in defaults under our revolving credit facility and our other debt agreements, and have material adverse consequences for us and the holders of the notes offered hereby.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes.

While the indenture and the notes offered hereby contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. As described under “Description of the Notes—Change of Control Offer” in this prospectus supplement, upon the occurrence of a change of control triggering event, we will be required to make an offer to each holder of the notes to repurchase their notes at 101% of their principal amount. However, the definition of the term “change of control triggering event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes, but that would not constitute a change of control triggering event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment.

Additionally, Delaware courts have held that incumbent directors are permitted to approve as a continuing director of a board any person, including one nominated by a dissident stockholder and not recommended by the board, as long as the approval is granted in good faith and in accordance with the board’s fiduciary duties, and that incumbent directors would be breaching their fiduciary duties if such approval was withheld without a reasonable basis. Accordingly, a holder of notes may not be able to require us to repurchase notes as a result of the change in the composition of the directors on our board. Moreover, certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, holders would not be able to require us to repurchase notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes—Change of Control Offer” in this prospectus supplement.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness, including secured debt, in the future, subject to certain limitations as described in the risk factor below. The terms of the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or to repurchase the notes upon a change of control triggering event, and our creditworthiness generally. In addition, if we incur any additional indebtedness that ranks pari passu with the notes offered hereby, the holders of such debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Failure to comply with the restrictions and covenants imposed by our revolving credit facility could restrict future borrowing or cause any outstanding indebtedness to become immediately due and payable.

Under the terms of our revolving credit facility, we are required, among other things, to maintain compliance with various covenants, including financial covenants relating to tangible net worth, leverage, and liquidity or interest coverage. The revolving credit facility is also governed by a borrowing base test and includes a limitation on investments in joint ventures and non-guarantor subsidiaries. If we fail to comply with these restrictions or covenants, the participating financial institutions could terminate the revolving credit facility, cause borrowings under the revolving credit facility, if any, to become immediately due and payable and/or could demand that we compensate them for waiving instances of noncompliance. In addition, under certain circumstances, a default under the revolving credit facility could cause a default with respect to our existing senior notes and the notes offered hereby and result in the acceleration of the maturity of our existing senior notes and the notes, and our inability to borrow under the revolving credit facility, which would have a material adverse impact on our liquidity and on our consolidated financial statements. Moreover, we may need to curtail our investment activities and other uses of cash to maintain compliance with the restrictions and covenants under the revolving credit facility. For further information regarding our revolving credit facility, you should review “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and note 12 to our consolidated financial statements, in each case, included in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2013, which is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus.

The notes may not have an active market, so you may be unable to sell your notes at the price you desire or at all.

The notes offered hereby are a new issue of securities for which there is currently no active trading market. We cannot assure you that a trading market for the notes will develop or, if a trading market develops, that it will be maintained, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without notice.

Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Any future trading prices of the notes could be subject to significant fluctuation and will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, our prospects or the prospects for companies in our industry generally, the market for similar securities, the supply of notes trading in the secondary market, actual or anticipated governmental or Federal Reserve actions or policies and general economic conditions. These factors are interrelated in complex and unpredictable ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, there may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

Changes in our credit ratings may adversely affect the value of the notes.

Any credit ratings applied to the notes offered hereby are an assessment of our ability to pay our obligations, including obligations under the notes. Ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. Ratings are not recommendations to buy, sell or hold securities, and there can be no assurance that ratings will remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Each rating should be evaluated independently of any other rating. The assignment by any such rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including on our existing senior notes or the notes, such as an announcement that our ratings are under further review for a downgrade, could adversely affect the market value or liquidity of your notes and increase our corporate borrowing costs.

The notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

The notes offered hereby may be issued with OID for U.S. federal income tax purposes if the issue price of the notes is less than the stated principal amount of the notes by more than a de minimis amount. If the notes are issued with OID, U.S. holders of the notes will be required to include amounts in gross income on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable and regardless of the holder’s method of tax accounting. For more information, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

In the event of a bankruptcy, holders may not have a claim with respect to OID on the notes constituting “unmatured interest” under the U.S. Bankruptcy Code.

Under the U.S. Bankruptcy Code, the principal amount of each note offered hereby in excess of its issue price (i.e. , OID) is treated as unmatured interest. The claim of a holder of a note in a bankruptcy proceeding in respect of the notes with respect to this OID, if any, would be limited to the portion thereof that had accreted prior to the date of the commencement of the bankruptcy case. Holders of notes would not be entitled to receive any additional portion of the OID, if any, that accreted through the duration of a bankruptcy proceeding.

USE OF PROCEEDS

We estimate the net proceeds from this offering of notes to be approximately $344.6 million after deducting the underwriting discount and our estimated expenses relating to the offering. We intend to use a portion of the net proceeds from this offering to fund the purchase the Tender Offer Notes in the tender offers and, if we so elect at our option, the redemption of any Redeemable Notes not purchased in the applicable tender offer, including the payment of all accrued and unpaid interest payable and any applicable early tender premium with respect to the tender offers. See “Prospectus Supplement Summary—Recent Developments—Tender Offers and Redemptions” in this prospectus supplement. As of August 31, 2013, $76.0 million aggregate principal amount of the 2014 Notes, $102.2 million aggregate principal amount of the 5 7/8% Notes and $236.9 million aggregate principal amount of the 6 1/4% Notes was outstanding. The 2014 Notes bear interest at a rate of 5 3/4% per annum and are scheduled to mature on February 1, 2014. The 5 7/8% Notes bear interest at a rate of 5 7/8% per annum and are scheduled to mature on January 15, 2015. The 6 1/4% Notes bear interest at a rate of 6 1/4% per annum and are scheduled to mature on June 15, 2015.

We intend to use the remaining net proceeds from this offering for general corporate purposes, including without limitation land acquisition and land development, and the purchase or redemption at our option from time to time of any 6 1/4% Notes or other existing senior notes otherwise than pursuant to the tender offers described in the Offer to Purchase or the elective redemption of the Redeemable Notes not purchased in the applicable tender offer as described above. Such purchases or redemptions may be made through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise.

CAPITALIZATION

The following table shows our unaudited cash and cash equivalents and restricted cash and total capitalization at August 31, 2013:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale of the notes offered hereby (giving effect to original issue discount, if any, and the underwriting discount and estimated expenses related to this offering) and the consummation of the following transactions:

(i)

the purchase by us of all validly tendered Redeemable Notes and up to the Maximum 6 1/4% Notes Amount of validly tendered 6 1/4% Notes, and payment by us of estimated expenses, assuming for these purposes that the Tender Offer Notes tendered are solely those notes tendered as of the Early Tender Date of 5:00 p.m., New York City time, on October 28, 2013, that the early settlement date is October 29, 2013, and that:

•

approximately $76.0 million principal amount of the 2014 Notes are validly tendered and not validly withdrawn and accepted by us for purchase for total consideration of $1,013.85 (which includes a premium for early tenders but excludes accrued and unpaid interest) per $1,000 principal amount;

•

approximately $102.2 million principal amount of the 5 7/8% Notes are validly tendered and not validly withdrawn and accepted by us for purchase for total consideration of $1,065.95 (which includes a premium for early tenders but excludes accrued and unpaid interest) per $1,000 principal amount; and

•

$37.0 million principal amount of the 6 1/4% Notes are validly tendered and not validly withdrawn and accepted by us for purchase for total consideration of $1,075.00 (which includes a premium for early tenders but excludes accrued and unpaid interest) per $1,000 principal amount; and

(ii)	no principal amount of the Redeemable Notes is redeemed, assuming the valid tender and acceptance for purchase of all Redeemable Notes in the applicable tender offer.

The actual as adjusted amounts will vary depending upon the principal amount of Tender Offer Notes validly tendered and accepted by us for purchase as of the early settlement date and as of the expiration date, and the final settlement date of the tender offers, as described under “Prospectus Supplement Summary—Recent Developments—Tender Offers and Redemptions” in this prospectus supplement.

You should read this table in conjunction with (i) “Prospectus Supplement Summary—Recent Developments—Tender Offers and Redemptions” in this prospectus supplement, (ii) “Selected Consolidated Financial Data” and “Use of Proceeds” appearing elsewhere, or incorporated by reference, in this prospectus supplement, (iii) the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2013, May 31, 2013 and August 31, 2013 and Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and (iv) the financial statements and notes thereto contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2013, May 31, 2013 and August 31, 2013 and Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which are also incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At August 31, 2013
	Actual	As Adjusted(1)
	(In thousands, unaudited)
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$383,314	$502,232
Restricted cash(2)	41,631	41,631

Total cash, cash equivalents and restricted cash	$424,945	$543,863

Mortgages and notes payable
Mortgages and land contracts due to land sellers and other loans	$35,506	$35,506
5 3/4% Senior Notes due 2014(3)(4)	75,949	—
5 7/8% Senior Notes due 2015(3)(5)	102,058	—
6 1/4% Senior Notes due 2015(3)(6)	236,848	199,857
9.100% Senior Notes due 2017(7)	261,888	261,888
7 1/4% Senior Notes due 2018(8)	299,227	299,227
8.00% Senior Notes due 2020(9)	345,581	345,581
7.5% Senior Notes due 2022(10)	350,000	350,000
1.375% Convertible Senior Notes due 2019(11)	230,000	230,000
Notes offered hereby	—	350,000

Total mortgages and notes payable	1,937,057	2,072,059

Total stockholders’ equity	498,006	487,297

Total capitalization	$2,435,063	$2,559,356

(1)

Reflects (a) receipt of the net proceeds of this offering of notes ($344.6 million) after deducting the underwriting discount and estimated expenses relating to this offering, (b) the purchase of $76.0 million in aggregate principal amount of 2014 Notes, $102.2 million in aggregate principal amount of 5 3/4% Notes and $37.0 million in aggregate principal amount of 6 1/4% Notes, allocated as set forth in the paragraphs above this table, in the tender offers, assuming that all holders tendering Tender Offer Notes receive the early tender premium, and our estimated expenses relating to the tender offers and (c) no redemption of any Redeemable Notes. To the extent that a lesser or greater amount of the Tender Offer Notes are purchased by us in the tender offers, fewer holders thereof receive the early tender premium, the actual proportion of tendered 6 1/4% Notes differs from that assumed in this paragraph, or the terms of the tender offers are otherwise changed, the amounts in the table above in the “As Adjusted” column will differ. Amounts in the As Adjusted column reflect rounding.

(2)	Represents cash collateral for existing letter of credit facilities.
(3)	Series of debt securities subject to the tender offers.
(4)	Represents carrying amount, with principal amount of $76.0 million, Actual, and $0 million, As Adjusted.
(5)	Represents carrying amount, with principal amount of $102.2 million, Actual, and $0 million, As Adjusted.

(6)	Represents carrying amount, with principal amount of $236.9 million, Actual, and $199.9 million, As Adjusted.
(7)	Represents carrying amount, with principal amount of $265.0 million, Actual, and $265.0 million, As Adjusted.
(8)	Represents carrying amount, with principal amount of $300.0 million, Actual, and $300.0 million, As Adjusted.
(9)	Represents carrying amount, with principal amount of $350.0 million, Actual, and $350.0 million, As Adjusted.
(10)	Represents carrying amount, with principal amount of $350.0 million, Actual, and $350.0 million, As Adjusted.
(11)	Represents carrying amount, with principal amount of $230.0 million, Actual, and $230.0 million, As Adjusted.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial information from our unaudited consolidated financial statements as of and for the nine months ended August 31, 2013 and 2012, and from our audited consolidated financial statements as of and for the fiscal years ended November 30, 2012, 2011, 2010, 2009 and 2008. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements, and, in our opinion, contain all adjustments, consisting only of normal recurring accruals, necessary to present fairly our consolidated financial position, the results of our consolidated operations and our consolidated cash flows as of the dates and for the periods as set forth therein. Interim financial statements are not necessarily indicative of the results that may be experienced for the applicable fiscal year or for any future reporting period. You should read the selected consolidated financial data presented below in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2013, May 31, 2013 and August 31, 2013 and Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Nine Months Ended August 31,		Fiscal Year Ended November 30,
	2013	2012	2012	2011	2010	2009	2008
	(Unaudited)
	(In Thousands, Except Per Share Amounts and Ratio)
Homebuilding:
Revenues	$1,470,404	$974,055	$1,548,432	$1,305,562	$1,581,763	$1,816,415	$3,023,169
Operating income (loss)	45,108	(35,818)	(20,256)	(103,074)	(16,045)	(236,520)	(860,643)
Total assets	2,954,806	2,543,684	2,557,243	2,480,369	3,080,306	3,402,565	3,992,148
Mortgages and notes payable	1,937,057	1,727,679	1,722,815	1,583,571	1,775,529	1,820,370	1,941,537

Financial Services:
Revenues	$8,195	$7,859	$11,683	$10,304	$8,233	$8,435	$10,767
Operating income	5,960	5,622	8,692	6,792	5,114	5,184	6,278
Total assets	10,035	5,780	4,455	32,173	29,443	33,424	52,152

Consolidated:
Revenues	$1,478,599	$981,914	$1,560,115	$1,315,866	$1,589,996	$1,824,850	$3,033,936
Operating income (loss)	51,068	(30,196)	(11,564)	(96,282)	(10,931)	(231,336)	(854,365)
Net income (loss)	11,847	(66,677)	(58,953)	(178,768)	(69,368)	(101,784)	(976,131)
Total assets	2,964,841	2,549,464	2,561,698	2,512,542	3,109,749	3,435,989	4,044,300
Mortgages and notes payable	1,937,057	1,727,679	1,722,815	1,583,571	1,775,529	1,820,370	1,941,537
Stockholders’ equity	498,006	372,441	376,806	442,657	631,878	707,224	830,605

Diluted earnings (loss) per share	$.14	$(.86)	$(.76)	$(2.32)	$(.90)	$(1.33)	$(12.59)

Cash dividends declared per common share	$.0750	$.1125	$.1375	$.25	$.25	$.25	$.8125

Ratio of earnings to fixed charges(a)	1.13x	(b)	(b)	(b)	(b)	(b)	(b)

(a)	We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest.
(b)	Earnings for the nine months ended August 31, 2012 were insufficient to cover fixed charges for the periods by $77.2 million. Earnings for the fiscal years ended November 30, 2012, 2011, 2010, 2009 and 2008 were insufficient to cover fixed charges for the periods by $61.8 million, $119.4 million, $15.4 million, $197.6 million and $824.1 million, respectively.

DESCRIPTION OF THE NOTES

We will issue the notes offered hereby under a base indenture dated as of January 28, 2004, as amended and supplemented, between us, the Guarantors (as defined in the accompanying prospectus under “Description of Debt Securities—Certain Definitions”) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee (the “Trustee”), which we refer to as the “Indenture.”

The notes offered hereby are a series of “senior debt securities” and the Indenture is the “senior indenture” referred to in the accompanying prospectus under the heading “Description of Debt Securities.” Certain terms of the notes will be set forth in an officers’ certificate. This description of the notes supplements and, to the extent it is inconsistent, replaces only with respect to the notes offered hereby the description of the general terms and provisions of the debt securities, the senior debt securities and the senior indenture that appears in the accompanying prospectus under the heading “Description of Debt Securities” to which description reference is made and which you should read. The following description of selected terms of the notes and the Indenture is not complete and is qualified in its entirety by reference to the Indenture, the officers’ certificate governing the terms of the notes and the form of certificate evidencing the notes, copies of which have been or will be filed as exhibits to the registration statement of which the accompanying prospectus is a part or to the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We urge you to read these documents in their entirety, as they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find More Information” in the accompanying prospectus.

Some of the terms, whether or not capitalized, used in this description are defined in the accompanying prospectus under “Description of Debt Securities.” Some of the terms, whether or not capitalized, used but not defined under this “Description of the Notes” or under “Description of Debt Securities” in the accompanying prospectus have the meanings given to them in the Indenture or the officers’ certificate governing the terms of the notes. In this “Description of the Notes,” when we refer to “KB Home,” “we,” “our” or “us,” we are referring to KB Home and not to any of its subsidiaries, except as otherwise expressly provided or the context otherwise requires.

Unless the context otherwise requires, references below in this “Description of the Notes” to the notes means the notes offered hereby.

General

The notes will constitute a single series of senior debt securities under the Indenture, initially limited to $350.0 million in aggregate principal amount. Under the Indenture, KB Home may, without the consent of the holders of the notes, from time to time in the future “reopen” the series and issue additional notes of the same series. The notes offered by this prospectus supplement and the accompanying prospectus and any additional notes we may issue in the future upon such a reopening will constitute a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any action, the notes offered by this prospectus supplement and the accompanying prospectus and any additional notes that we may issue by reopening the series will vote or take that action as a single class.

The notes will mature on December 15, 2021. The notes will bear interest from October         , 2013 at the rate of     % per annum, payable in cash semi-annually in arrears on December 15 and June 15 of each year, commencing June 15, 2014 to the persons in whose names the notes are registered, subject to certain exceptions as provided in the Indenture, at the close of business on June 1 or December 1, as the case may be, immediately preceding such June 15 or December 15. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The notes will be unsecured and unsubordinated obligations of KB Home. See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Holding Company Structure” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

All of our payment and delivery obligations under the notes will be unconditionally guaranteed, jointly and severally, on an unsecured basis, initially by the following Guarantors:

Guarantor	State of Incorporation or Organization
KB HOME Coastal Inc.	California
KB HOME DelMarVa LLC	Delaware
KB HOME Florida LLC	Delaware
KB HOME Fort Myers LLC	Delaware
KB HOME Greater Los Angeles Inc.	California
KB HOME Las Vegas Inc.	Nevada
KB HOME Lone Star Inc.	Texas
KB HOME Maryland LLC	Delaware
KB HOME Nevada Inc.	Nevada
KB HOME Orlando LLC	Delaware
KB HOME Phoenix Inc.	Arizona
KB HOME Reno Inc.	Nevada
KB HOME Sacramento Inc.	California
KB HOME South Bay Inc.	California
KB HOME Tampa LLC	Delaware
KB HOME Treasure Coast LLC	Delaware
KB HOME Tucson Inc.	Arizona
KB HOME Virginia Inc.	Delaware
KBSA, Inc.	Texas

Each guarantee will be the unsecured and unsubordinated obligation of the related Guarantor. See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Holding Company Structure” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus. Under certain circumstances specified in the Indenture, any or all of the Guarantors may be released from their guarantees of the notes, and other subsidiaries of KB Home may or may be required to guarantee the notes. See “Description of Debt Securities—Guarantees” in the accompanying prospectus. The guarantees may be subject to review as fraudulent transfers under applicable law. See “Risk Factors—Risk Factors Relating to the Notes—Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors” in this prospectus supplement.

The notes will not be entitled to the benefit of any sinking fund. In addition, the Indenture does not contain any provisions to protect holders of the notes in the event of a highly leveraged transaction, other than with respect to certain change in control transactions. See “—Change of Control Offer” and “Risk Factors—Risk Factors Relating to the Notes—The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes” in this prospectus supplement.

The notes will be entitled to the benefit of the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets.” However, these covenants are subject to a number of important exceptions and limitations, and you should carefully review the information with respect to these covenants and the related definitions appearing in the accompanying prospectus under those captions and “Description of Debt Securities—Certain Definitions.”

The notes will be issued in book-entry form and represented by one or more global notes registered in the name of The Depository Trust Company, as Depositary, or its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities—Book-Entry; Delivery and Form.”

Optional Redemption

The notes will be redeemable, in whole at any time or from time to time in part, at KB Home’s option on any date of redemption (each, a “Redemption Date”). Prior to September 15, 2021 (three months prior to the maturity of the notes), the redemption price for the notes to be redeemed will be equal to the greater of:

(a) 100% of the principal amount of the notes to be redeemed on that Redemption Date, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such Redemption Date.

On or after September 15, 2021 (three months prior to the maturity of the notes) and until their maturity, the redemption price for the notes to be redeemed will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such Redemption Date.

Notwithstanding the foregoing, installments of interest on notes whose stated maturity is on or prior to the relevant Redemption Date will be payable to the holders of such notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date for the notes:

(a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the notes, the United States Treasury security selected by the Independent Investment Bankers as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Bankers” means, with respect to any Redemption Date for the notes, (a) Citigroup Global Markets Inc. and its successors, (b) Credit Suisse Securities (USA) LLC and its successors, (c) Deutsche Bank Securities Inc. and its successors and (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors or, if either such firm or any successor to such firm, as the case may be, is unwilling or unable to select the Comparable Treasury Issue, the other firm exclusively or, if neither such firm or any successor to such firms, as the case may be, is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with KB Home.

“Comparable Treasury Price” means, with respect to any Redemption Date for the notes:

(a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (a) Citigroup Global Markets Inc. and its successors, (b) Credit Suisse Securities (USA) LLC and its successors, (c) Deutsche Bank Securities Inc. and its successors, (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors (provided that for each of (a)-(d), however, if such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Trustee, after consultation with KB Home, will substitute therefor another Primary Treasury Dealer), and (e) one other Primary Treasury Dealer selected by the Trustee after consultation with KB Home.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Final Maturity Date” means December 15, 2021.

Notice of any redemption by KB Home will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of notes to be redeemed. If less than all the notes are to be redeemed at the option of KB Home, the Trustee will select, in such manner as it deems fair and appropriate, the notes (or portions thereof) to be redeemed. Unless KB Home defaults in payment of the redemption price (including, without limitation, interest, if any, accrued to the applicable Redemption Date), on and after any Redemption Date interest will cease to accrue on the notes or portions thereof called for redemption on such Redemption Date.

Change of Control Offer

If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the notes by notifying the noteholders to that effect as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly tendered and accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture or our revolving credit facility, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient financial resources available to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, including, but not limited to, the terms governing our 9.100% Senior Notes due 2017, our 8.00% Senior Notes due 2020 and our 7.5% Senior Notes due 2022, which provide for a similar offer to repurchase requirement with respect to the applicable series of notes. In addition, if a fundamental change under the terms of our 1.375% Convertible Senior Notes due 2019 occurs prior to their stated maturity date, we may be required by each holder of such notes to purchase all or any part of such holder’s notes at a price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, if any, to but not including, the date of purchase. As of the date of this prospectus supplement, the aggregate principal balance of our 9.100% Senior Notes is $265,000,000, the aggregate principal amount of our 8.00% Senior Notes is $350,000,000 and the aggregate principal amount of our 7.5 % Senior Notes is $350,000,000, and the aggregate principal amount of our 1.375% Convertible Senior Notes is $230,000,000. The failure to make such repurchase of any of the 9.100% Senior Notes, the 8.00% Senior Notes, the 7.5% Senior

Notes or the 1.375% Convertible Senior Notes would result in a default under the applicable notes. See “Risk Factors—Risk Factors Relating to the Notes—We may not be able to repurchase the notes upon a change of control triggering event” in this prospectus supplement.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase such holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, the holders of the notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(5) the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

The term “person” is used in this definition as that term is used in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the applicable notes or fails to make a rating of the applicable notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the notes is lowered independently by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes offered hereby by an initial holder of the notes who purchases the notes in the initial offering for cash at their issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder, and who holds the notes as capital assets. This discussion is based upon the Code, Treasury regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors (such as banks or financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities electing to mark to market, persons who hold the notes offered hereby through partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, personal holding companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates or persons who hold the notes offered hereby as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion also does not address estate and gift tax consequences, alternative minimum tax consequences or any tax considerations arising under the laws of any foreign, state or local jurisdiction.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes offered hereby, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. A partnership considering a purchase of the notes, and partners in such a partnership, should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, and disposition of the notes.

Under the terms of the notes, we may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that the payment of such excess amounts is a “contingent payment” and the notes are therefore contingent payment debt instruments for U.S. federal income tax purposes. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. We believe that the possibility of making additional payments is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position will be binding on holders of the notes, unless a holder timely and explicitly discloses to the IRS that it takes a position different from ours. Our position, however, is not binding on the IRS. If the IRS successfully challenges this position, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially different from the consequences discussed herein. Holders should consult their own tax advisors regarding this issue. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES OFFERED HEREBY, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

Consequences to U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a U.S. holder of the notes offered hereby. You are a U.S. holder for purposes of this discussion if you are a beneficial owner of the notes offered hereby and you are:

•	an individual who is a U.S. citizen or resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose worldwide income is subject to U.S. federal income taxation; or

•

a trust that either is subject to the primary supervision of a court within the United States and which has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest on the Notes and Original Issue Discount

If the discount upon issuance of the notes at their issue price is less than 1/4 of 1% of the principal amount of the notes multiplied by the number of complete years to maturity, the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes, and stated interest on a note will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for tax purposes. If, by contrast, the notes are issued with OID, you will be required to include such OID in gross income as it accrues, in accordance with a constant-yield method based on a compounding of interest, in advance of the receipt of cash attributable to that income and regardless of your method of tax accounting. Under this method, you generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. If the notes are issued to you at an issue price that is greater than the principal amount of the notes, you may elect to amortize such premium as an offset to interest income.

You should consult your tax advisor concerning the consequences of holding notes issued with OID.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the disposition of a note offered hereby by sale, exchange, redemption or other taxable disposition, you generally will recognize a capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income as described above) and (ii) your adjusted federal income tax basis in the note. Your adjusted federal income tax basis in a note offered hereby generally will equal the cost of the note to you (adjusted to account for any OID previously included in income, and any amortized bond premium). Any capital gain or loss will be a long-term capital gain or loss if you have held the note offered hereby for longer than one year on the date of disposition. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

Medicare Surtax

Certain U.S. holders who are individuals, estates or trusts may be required to pay an additional 3.8 percent Medicare surtax on, among other things, interest income (including OID, if any) and capital gains from the sale or other disposition of a note. U.S. holders should consult their own tax advisors regarding the application of this additional surtax to their investment in the notes.

Backup Withholding and Information Reporting

Information reporting will apply to payments of principal and interest (including OID, if any) made by us on, or the proceeds of the sale or other disposition of, the notes offered hereby with respect to certain non-corporate U.S. holders, and backup withholding may apply unless the recipient of such payment provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Consequences to Non-U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a non-U.S. holder of the notes offered hereby. You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of the notes offered hereby and are a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

U.S. Federal Withholding Tax

The United States generally imposes a 30% (or lower applicable treaty rate) withholding tax on payments of interest (including OID, if any) to non-U.S. holders not effectively connected with their conduct of a trade or business in the United States (or, where a tax treaty applies, not attributable to a United States permanent establishment or fixed base). The 30% (or lower applicable treaty rate) U.S. federal withholding tax will not apply to any payment of interest (including OID, if any) on the notes offered hereby provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business.

In each case, (a) you must provide your name and address on an IRS Form W-8BEN (or successor form), and certify under penalties of perjury, that you are not a U.S. person, (b) a financial institution holding the notes offered hereby on your behalf must certify, under penalties of perjury, that it has received an IRS Form W-8BEN (or successor form) from you and must provide us with a copy, or (c) you must hold your notes directly through a “qualified intermediary,” and the qualified intermediary must have sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that is acting out of a non-U.S. branch or office and has signed an agreement with the IRS providing that it will administer all or part of the U.S. federal tax withholding rules under specified procedures.

If you cannot satisfy the requirements described above, payments of interest (including OID, if any) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or a reduction of withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including OID, if any) paid on the notes offered hereby is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

Interest. If you are engaged in a trade or business in the United States and interest (including OID, if any) on the notes offered hereby is effectively connected with the conduct of that trade or business (and, where a tax treaty applies, is attributable to a United States permanent establishment or fixed base), you will be subject to U.S. federal income tax on the interest (including OID, if any) on a net income basis (although exempt from the

30% withholding tax) in the same manner as if you were a U.S. holder, but without regard to the Medicare surtax described above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, including earnings and profits from an investment in the notes offered hereby, that are effectively connected with the conduct by you of a trade or business in the United States (and, where a tax treaty applies, that are attributable to a United States permanent establishment or fixed base).

Sale, Exchange, Redemption or Other Disposition of the Notes. Any gain or income realized on the sale, exchange, redemption or other disposition of the notes offered hereby generally will not be subject to U.S. federal income tax unless:

•

that gain or income is effectively connected with the conduct of a trade or business in the United States by you (and, where a tax treaty applies, is attributable to a United States permanent establishment or fixed base), in which case you will be taxed on the gain realized from the disposition in the same manner as if you were a U.S. holder, but without regard to the Medicare surtax described above, and, if you are a foreign corporation, the 30% (or lower applicable treaty rate) branch profits tax may also apply;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are present; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

Backup Withholding and Information Reporting

Payments to non-U.S. holders of interest (including OID, if any) on a note offered hereby and amounts withheld from such payments, if any, generally will be reported to the IRS and such non-U.S. holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding will not apply to payments of principal and interest (including OID, if any) on the notes offered hereby if you certify as to your non-U.S. holder status on an IRS Form W-8BEN (or successor form) under penalties of perjury or you otherwise qualify for an exemption (provided that neither we nor our agent know or have reason to know that you are a United States person or that the conditions of any other exemptions are not in fact satisfied).

The payment of the proceeds of the disposition of the notes offered hereby to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition effected outside the United States by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder’s non-U.S. status and has no actual knowledge or reason to know to the contrary or unless the holder otherwise qualifies for an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, provided the required information is timely provided to the IRS.

UNDERWRITING

Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Total		$350,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Each underwriter is obligated to purchase all of the notes allocated to it if it purchases any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed     % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed     % of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. directly or indirectly, issue, sell, offer to sell, grant an option for the sale of, or otherwise dispose of, any debt securities, or any securities convertible into or exchangeable or exercisable for any debt securities, issued by us. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated in their sole discretion may release any of the securities subject to these lock-up agreements at anytime without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by KB Home
Per note		%

We estimate that the total expenses we will incur in connection with the sale of the notes, other than underwriting discounts, will be $1,000,000.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the         business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+     , to specify alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Affiliates of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our $200.0 million revolving credit facility. As of August 31, 2013, we had no cash borrowings or letters of credit outstanding under our revolving credit facility. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, the underwriters or their affiliates may hold notes that are subject to the tender offers. We intend to use a portion of the net proceeds from this offering to consummate the tender offers, as described herein. As a result, the underwriters or their affiliates may receive proceeds from this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon by William A. (Tony) Richelieu, Vice President and Corporate Secretary of KB Home. The validity of the notes offered hereby will be passed upon for KB Home by Munger, Tolles & Olson LLP, Los Angeles, California. Jones Day, Los Angeles, California, will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2012, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and KB Home management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2012 have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares

We will provide specific terms of these securities in supplements and/or in free writing prospectuses accompanying this prospectus. You should read this prospectus and any supplement and free writing prospectus accompanying this prospectus carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “KBH.” Any common stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 3 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

When this prospectus, any prospectus supplement or any free writing prospectus uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home and its subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on November 30. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, town homes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus accompanying this prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future revenues, homes delivered, selling prices, expenses, expense ratios, margins, liquidity, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of backlog (including amounts that we expect to realize upon delivery of homes included in backlog and the timing of those deliveries), potential future acquisitions and the impact of completed acquisitions, future share repurchases and possible future actions, which may be provided by us, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Wall Street Reform and Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas and our ability to identify and acquire such land; legal or regulatory proceedings or claims, including the involuntary bankruptcy and other legal proceedings involving the South Edge, LLC residential development joint venture located in Las Vegas, Nevada in which we are a participant; the confirmation by the bankruptcy court of a consensual plan of reorganization for South Edge, LLC and the implementation of such a plan in accordance with the consensual agreement effective June 10, 2011 among us, the administrative agent for the lenders to South

Edge, LLC, several of those lenders, and certain of the other members of South Edge, LLC and their respective parent companies; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities), revenue growth and cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs, including The Open Series ™; the impact of our unconsolidated mortgage banking joint venture with a subsidiary of Bank of America, N.A. ceasing to accept loan applications effective June 27, 2011 and ceasing to offer mortgage banking services to our homebuyers after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; and other events outside of our control. Please see our Annual Report on Form 10-K for the year ended November 30, 2010, our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2011 and May 31, 2011 and our other filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with additional information described immediately below under the heading “Where You Can Find More Information.”

Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until this prospectus is no longer deemed effective.

(1)	Our Annual Report on Form 10-K for the year ended November 30, 2010;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2011 and May 31, 2011;

(3)	Our Current Reports on Form 8-K filed on February 2, 2011, February 4, 2011, April 6, 2011, June 16, 2011, and June 29, 2011 (only as to the information reported under Item 8.01 therein); and

(4)	The description of our Common Stock included in our Registration Statement on Form 8-A filed on June 30, 1986, and the description of our Rights to Purchase Series A Participating Cumulative Preferred Stock included in our Registration Statement on Form 8-A filed on January 27, 2009, as amended by our Registration Statement on Form 8-A/A filed on January 27, 2009.

Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in an applicable prospectus supplement or free writing prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310) 231-4000.

DESCRIPTION OF KB HOME

We are one of the largest and most recognized homebuilding companies in the United States with operating divisions in the following regions and states: West Coast — California; Southwest — Arizona and Nevada; Central — Colorado and Texas; and Southeast — Florida, Maryland, North Carolina and Virginia. We have delivered over half a million quality homes for families since our founding in 1957.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the development of new residential properties and commercial projects, the repayment of debt and possible land or corporate acquisitions. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended May 31, 2011		Years Ended November 30,
			2010		2009		2008		2007		2006
Ratios of earnings to fixed charges(1)		(2)		(2)		(2)		(2)		(2)	2.90x

(1)	We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. No preferred stock was outstanding during any of the periods presented in the above table.
(2)	Earnings for the years ended November 30, 2007, 2008, 2009 and 2010 were insufficient to cover fixed charges for the respective period by $1.30 billion, $824.1 million, $197.6 million and $15.4 million, and earnings for the six months ended May 31, 2011 were insufficient to cover fixed charges for the period by $121.0 million.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior, senior subordinated or subordinated debt securities. The senior debt securities will be issued under a senior indenture dated as of January 28, 2004, as amended on June 30, 2004, May 1, 2006, November 9, 2006 and August 17, 2007, and as may be further amended and supplemented, by and between us, the Guarantors (as defined below) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee. The senior subordinated debt securities will be issued under a senior subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our senior subordinated debt securities. The subordinated debt securities will be issued under a subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our subordinated debt securities. Throughout this section, we will refer either to the indentures, which includes the senior indenture, the senior subordinated indenture and the subordinated indenture, each as it may be amended or supplemented from time to time, or individually to each separate indenture, as it may be amended or supplemented from time to time, where appropriate.

The following summary of some of the terms of our debt securities and the indentures sets forth certain general terms that might apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or that indenture.

Copies of the forms of indentures and the forms of certificates evidencing the debt securities have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that are or will be incorporated by reference in this prospectus. You may obtain copies of these documents as described above under “Where You Can Find More Information,” and we urge you to read these documents before you invest in the debt securities. The following is a summary of selected provisions of the indentures and the debt securities. Certain terms used in this description are defined below in the subsection “— Certain Definitions.” This summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indentures and the certificates evidencing the debt securities, which are incorporated by reference in this prospectus. Some capitalized terms used in the following summary and not defined have the meanings given to those terms in the applicable indentures.

In this section, references to “KB Home,” “we,” “our” and “us” mean KB Home excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limits the amounts of debt securities we may issue under that indenture.

Under each indenture, we may, without the consent of the holders of any debt securities under that indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under that indenture. This means that, in circumstances where an indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

The debt securities will be our unsecured senior, unsecured senior subordinated or unsecured subordinated obligations. See “— Holding Company Structure” and “— Ranking” below. The debt securities will initially have the benefit of guarantees (each a “Guarantee” and, collectively, the “Guarantees”) from certain of our subsidiaries. The Guarantors as of the date of this prospectus are KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company. Under certain circumstances, any or all of the Guarantors may be released from their Guarantees of the debt securities, or other of our Subsidiaries may be required to guarantee the debt securities. See “— Guarantees.” Each Guarantee will be the unsecured senior, unsecured senior subordinated or unsecured subordinated obligation of the related Guarantor. See “— Ranking.”

The debt securities may be denominated and payable in United States dollars or foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in the applicable prospectus supplement.

Although the indentures permit us to issue debt securities in bearer form, unless otherwise provided in a prospectus supplement with respect to the debt securities offered thereby, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The prospectus supplement relating to the debt securities of the series offered thereby, which we sometimes refer to as the “offered debt securities,” will specify the following terms of the offered debt securities, if applicable:

•	the title of the offered debt securities and whether those offered debt securities will be senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the purchase price and denomination of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the interest rate or rates, if any, that the offered debt securities will bear, or the method by which such rate will be determined;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the offered debt securities;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the offered debt securities;

•	the terms, if any, on which the offered debt securities may be converted into or exchanged for our stock or other securities or stock or other securities of other entities;

•

any restrictive covenants not described below in “— Certain Covenants” and “— Consolidation, Merger and Sale of Assets,” and any addition to, or modification or deletion of, any covenant, with respect to the offered debt securities;

•	whether the offered debt securities will be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•

any special United States federal income tax considerations applicable to the offered debt securities, including in respect of any offered debt securities that are original issue discount securities, which bear no interest or bear interest payable in cash at below-market rates and are sold at a discount below their stated principal amount; and

•	any other specific terms of the offered debt securities.

Exchange, Registration and Transfer

Registered debt securities may be transferred and debt securities in registered or bearer form may be exchanged at the office or agency that we maintain for these purposes which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Debt securities in bearer form and related coupons, if any, will be transferable upon delivery.

In the case of debt securities of any series that are redeemable at our option, we will not be required to issue, exchange or register a transfer of:

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any debt securities of that series during a period beginning at the opening of business 15 days before any day of the selection for redemption of debt securities of like tenor and terms and of the same series and ending at the close of business on the day of such selection;

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any debt securities of that series in registered form, or portion thereof, so selected for redemption except, in the case of any such debt securities to be redeemed in part, the portions thereof not selected to be redeemed;

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any debt securities of that series in bearer form so selected for redemption except, to the extent provided with respect to such debt securities, that such debt securities may be exchanged for debt securities in registered form of like tenor and terms and of the same series, provided that the debt securities in registered form shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of the applicable indenture; or

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any debt securities of that series which, in accordance with their terms, have been surrendered for repayment at the option of the holder and not withdrawn, except the portion, if any, of such debt securities not to be so repaid.

Payment and Paying Agent

We will pay principal of and any premium or interest on registered debt securities in the designated currency or currency unit at the office or agency maintained by us for that purpose which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York; provided that payments of interest on registered debt securities may be made, at our option, by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on registered debt securities in global form that are registered in the name of a depository or its nominee will be made by wire transfer, unless otherwise provided in the applicable prospectus supplement with respect to the debt securities of any such series. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. Interest payable on coupons pertaining to debt securities in bearer form will be paid only upon presentation and surrender of those coupons.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the trustee or paying agent will, on our request, release any unclaimed amounts to us, and the holder of that debt security or coupon, as the case may be, shall look only to us and the Guarantors for any payment they may be entitled to collect, subject to the escheatment of any unclaimed amounts pursuant to applicable state law.

If any interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date of any of the debt securities is not a Business Day at any Place of Payment, then payment of principal and any premium or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date, as the case may be.

Book-Entry; Delivery and Form

If the debt securities of any series will be issued in the form of one or more global debt securities in fully registered form, without interest coupons (each, a “global debt security”), each global debt security will be deposited with, or on behalf of, a custodian for the applicable depository (the “Depository”) and will be registered in the name of the Depository or its nominee. Unless we specify otherwise in a prospectus supplement, the Depository for the global debt securities will be The Depository Trust Company, New York, New York. Investors may hold their beneficial interests in a global debt security directly through the Depository, if they are participants in the Depository’s electronic book-entry registration and transfer system, or indirectly through organizations that are participants in the system.

Except as set forth below, the global debt securities may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor depository or any nominee of such successor. Beneficial interests in global debt securities may not be exchanged for debt securities in definitive certificated form (“certificated debt securities”) except in the limited circumstances described below.

All interests in the global debt securities will be subject to the procedures and requirements of the Depository.

Certificated Debt Securities. The indentures provide that the global debt securities of any series will be exchangeable for certificated debt securities of that series if:

(a) the Depository notifies us that it is unwilling or unable to continue as Depository for the global debt securities of that series or the Depository for the global debt securities of that series ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global debt securities of that series shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

(b) we, in our sole discretion, determine that the debt securities of that series will no longer be represented by global debt securities and execute and deliver to the applicable trustee an order to the effect that the global debt securities of that series shall be so exchangeable; or

(c) an Event of Default has occurred and is continuing with respect to the debt securities of that series.

Upon any such exchange, we will execute, and the applicable trustee will authenticate and deliver, certificated debt securities of the applicable series in exchange for interests in the global debt securities of that series. We anticipate that those certificated debt securities will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global debt securities of that series.

Book-Entry System. The Depository has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve system;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository holds securities of institutions that have accounts with the Depository (“participants”) and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The Depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the Depository. Indirect access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

We expect that, upon the issuance of a global debt security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of participants. Ownership of beneficial interests in the global debt securities will be limited to participants or persons that may hold interests, directly or indirectly, through participants. Ownership of beneficial interests in the global debt securities will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depository (with respect to participants’ interests) and records maintained by participants and indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). Likewise, beneficial interests in global debt securities may be transferred only in accordance with the Depository’s procedures, in addition to those provided for under the indentures. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such debt securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as the Depository or its nominee is the registered holder of the global debt securities of any series, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related debt securities for all purposes under the applicable indenture. Except as described herein, owners of beneficial interests in the global debt securities will not be entitled to have the debt securities represented by such global debt securities registered in their names and will not receive or be entitled to receive physical delivery of certificated debt securities. In addition, owners of beneficial interests in the global debt securities will not be considered to be the owners or registered holders of the debt securities represented by those beneficial interests under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global debt security of any series must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the person or persons through which such person owns its beneficial interest in order to exercise any right of a registered holder of debt securities of that series. We understand that under existing industry practice, if the Depository is entitled to take any action as the registered holder of a global debt security, the Depository would authorize its participants to take such action and that the participants and the indirect participants would authorize owners of beneficial interests owning through them to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and any premium or interest on debt securities represented by a global debt security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered holder of such global debt security. We expect that the Depository or its nominee, upon receipt of any payment in respect of a global debt security, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of the Depository or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of the Depository. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between the Depository and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

The information in this subsection “— Book-Entry; Delivery and Form” concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Holding Company Structure

The debt securities will initially be guaranteed by certain of our subsidiaries. See “— Guarantees” below. However, subsidiaries of ours that are not Guarantors of the debt securities can generate significant revenues and income for us and may hold a significant amount of our consolidated assets. We refer to these subsidiaries as the “Non-Guarantor Subsidiaries.”

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debt securities, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash. Our subsidiaries are separate and distinct legal entities, and the Non-Guarantor Subsidiaries have no obligation to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, depend on their results of operations and are subject to other business considerations.

Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries. These liabilities may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any Non-Guarantor Subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our Non-Guarantor Subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us.

See “— Ranking — Subordination of Senior Subordinated Debt Securities and Guarantees” and “— Ranking — Subordination of Subordinated Debt Securities and Guarantees” below for information as to the terms on which the senior subordinated debt securities and the subordinated debt securities and the related Guarantees will be subordinated in right of payment to Senior Indebtedness. The debt securities and the Guarantees will also be effectively subordinated to our secured indebtedness and to the secured indebtedness of the Guarantors, respectively.

Guarantees

The senior indenture provides that payment of principal of and any premium and interest on the senior debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors. The senior subordinated indenture provides that payment of principal of and any premium and interest on the senior subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The subordinated indenture provides that payment of principal of and any premium and interest on the subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured subordinated basis by the Guarantors.

Each indenture provides that the obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding this limitation, a court would not find that a Guarantee violated applicable fraudulent conveyance, fraudulent transfer or other similar laws. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt of the Guarantor or take other action detrimental to holders of the debt securities, including directing the return of any payments received by holders from the applicable Guarantor.

Ranking of Guarantees. For information regarding the ranking of the Guarantees of the senior debt securities, the Guarantees of the senior subordinated debt securities and the Guarantees of the subordinated debt securities, see “— Ranking” below.

Release of Guarantors. Each indenture provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, as is the case as of the date of this prospectus, if a Guarantor shall cease to be a Domestic Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any our Subsidiaries (other than, in the case of the senior subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the senior subordinated indenture and, in the case of the subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the subordinated indenture) are terminated at or prior to the time of such release.

Additional Guarantors. Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not then a Guarantor guarantees any indebtedness or other obligations of ours under any Substitute Credit Facility, then, contemporaneously with or prior to the effectiveness of such guarantee, we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not a Guarantor either (a) is or becomes a Domestic Significant Subsidiary or (b) guarantees any Subject Notes, then we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

Each indenture also provides that, anything therein to the contrary notwithstanding, we will not cause or permit any of our Subsidiaries to guarantee any of the Subject Notes unless such Subsidiary is either a Guarantor of the debt securities under such indenture or, contemporaneously with or prior to the effectiveness of such Subsidiary’s guarantee of such Subject Notes, such Subsidiary enters into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

As used in the three preceding paragraphs, the term “guarantee” (but not the term “Guarantee”) means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement), and such term, when used as a verb in any of the three preceding paragraphs, shall have a correlative meaning.

Ranking

Ranking of Senior Debt Securities and Guarantees

Our senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. Each Guarantee of senior debt securities by a Guarantor will be an unsecured senior obligation of such Guarantor and will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated indebtedness and guarantees. However, the senior debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries, and the senior debt securities and each Guarantor’s Guarantee of the senior debt securities will also be effectively subordinated to all existing and future secured indebtedness of ours and of such Guarantor, respectively, all as described above under “— Holding Company Structure.”

Subordination of Senior Subordinated Debt Securities and Guarantees

Our senior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of our existing and future Senior Indebtedness, including the senior debt securities. Each Guarantee of senior subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities.

The senior subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the senior subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the senior subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or such Guarantor, as the case may be:

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any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

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any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the senior subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the senior subordinated debt securities and states that such Debt shall not be senior in right of payment to the senior subordinated debt securities or to the Guarantees of the senior subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the senior subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the senior subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

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in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our consolidated financial statements;

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in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the senior subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the senior subordinated debt securities.

The senior subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of any senior debt securities issued by us under the senior indenture shall constitute Senior Indebtedness of such Guarantor.

Anti-Layering Covenant. The senior subordinated indenture provides that neither we nor any Guarantor of the senior subordinated debt securities will incur any Debt that is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of ours or of such Guarantor, respectively, and that is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities or such Guarantor’s Guarantee of the senior subordinated debt securities, respectively. The senior subordinated indenture provides that, for purposes of the preceding sentence, references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others.

Subordination Following Insolvency or Bankruptcy. The senior subordinated indenture provides that, upon any distribution of our assets in the event of:

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any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

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holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of senior subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities; and

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any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of senior subordinated debt securities would be entitled but for the subordination provisions in the senior subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

Notwithstanding the provisions described in the preceding paragraph, if the trustee under the senior subordinated indenture or the holder of any senior subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities. If payment of any of our senior subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the senior subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the senior subordinated debt securities only if we are permitted to do so under the subordination provisions of our senior subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities, and we may not acquire any senior subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

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unless that default relates to a failure by us to make any payment in respect of that Senior Indebtedness when due or within any applicable grace period (a “Payment Default”), that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the senior subordinated debt securities and may acquire senior subordinated debt securities if and when:

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(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the senior subordinated indenture otherwise permit the payment or acquisition of senior subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the senior subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our senior subordinated debt securities are senior subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our senior subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) as our obligations to make payments on our senior subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the senior subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the senior subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the senior subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the senior subordinated debt securities if the senior subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the senior subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the senior subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our senior subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our senior subordinated debt securities.

If this prospectus is being delivered in connection with a series of senior subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Subordination of Subordinated Debt Securities and Guarantees

Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of our existing and future “Senior Indebtedness,” including the senior debt securities and the senior subordinated debt securities. Each Guarantee of subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities and senior subordinated debt securities.

The subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any

Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or of such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the subordinated debt securities and states that such Debt shall not be senior in right of payment to the subordinated debt securities or the Guarantees of the subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the subordinated debt securities.

The subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of (a) senior debt securities issued by us under the senior indenture, and (b) senior subordinated debt securities issued by us under our senior subordinated indenture.

Subordination Following Insolvency or Bankruptcy. The subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•	holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of subordinated debt securities would be entitled but for the subordination provisions in the subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

If, notwithstanding the provisions described in the preceding paragraph, the trustee under the subordinated indenture or the holder of any subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Subordinated Debt Securities. If payment of any of our subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the subordinated debt securities only if we are permitted to do so under the subordination provisions of our subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities, and we may not acquire any subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a Payment Default, that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the subordinated debt securities and may acquire subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the subordinated indenture otherwise permit the payment or acquisition of subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our subordinated debt securities are subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) that our obligations to make payments on our subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the subordinated debt securities if the subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Certain Covenants

Unless otherwise expressly provided in the prospectus supplement applicable to any series of debt securities, the following covenants will apply with respect to each series of senior debt securities but will not apply with respect to any series of senior subordinated debt securities or subordinated debt securities.

Except as described below with respect to the senior indenture, none of the indentures limits the amount of secured or unsecured indebtedness or the amount of lease obligations or other liabilities that may be incurred by us, our subsidiaries or entities in which we have an ownership interest but which do not constitute subsidiaries. Neither we nor any of our subsidiaries is restricted under any of the indentures from paying dividends or issuing or repurchasing securities. In addition, none of the indentures contains any provision that would permit holders of debt securities issued under that indenture to require us to repurchase those debt securities if there is a change in control of us or otherwise, nor do any of the indentures contain provisions intended to protect investors if there is a recapitalization, highly leveraged transaction or other similar transaction affecting us or our subsidiaries. Notwithstanding the foregoing, however, the terms of our 9.100% senior notes due 2017 (the “9.100% Senior Notes”) require us to repurchase those notes if there is a change in control of us, as further described below under “ Description of Debt Securities — Change in Control Trigger for 9.100% Senior Notes due 2017.”

As described below, the senior indenture contains a covenant that limits our ability and the ability of our Restricted Subsidiaries to incur Secured Debt and a covenant that limits our ability and the ability of our Restricted Subsidiaries to enter into certain Sale and Leaseback Transactions. However, these covenants are subject to a number of important exceptions and limitations and prospective purchasers of senior debt securities should carefully review the information with respect to these covenants and the related definitions appearing below. In that regard, the senior indenture does not limit the amount of unsecured indebtedness or the amount of lease obligations (other than lease obligations under certain Sale and Leaseback Transactions) or other liabilities that may be incurred by us and our Restricted Subsidiaries, nor does the senior indenture limit the amount of indebtedness, whether secured or unsecured, or the amount of lease obligations or other liabilities that may be incurred by our subsidiaries which are not Restricted Subsidiaries or by entities in which we have an ownership interest but do not constitute Restricted Subsidiaries.

The senior indenture contains, among others, the following covenants:

Restrictions on Secured Debt. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt; provided that this restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by Security Interests:

(1) on (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;

(2) on property at the time of its acquisition by us or a Restricted Subsidiary which Security Interests secure obligations assumed by us or a Restricted Subsidiary in connection with the acquisition of such property or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects any property that we or a Restricted Subsidiary own prior to such transaction);

(3) arising from conditional sales agreements or title retention agreements with respect to property we or a Restricted Subsidiary acquire;

(4) incurred by us or a Restricted Subsidiary in connection with pollution control, industrial revenue, water, sewage or any similar financing;

(5) securing Indebtedness of a Restricted Subsidiary owing to us or a Restricted Subsidiary that is wholly owned (directly or indirectly) by us and Security Interests securing our Indebtedness owing to a Guarantor; and

(6) for the sole purpose of extending, renewing or replacing in whole or in part Secured Debt referred to in the foregoing clauses (1) to (5), inclusive, or in this clause (6); provided, however, that the Secured Debt excluded pursuant to this clause (6) shall be excluded only in an amount not to exceed the principal amount of the Secured Debt being extended, renewed, or replaced at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets subject to the Security Interest so extended, renewed or replaced (plus refurbishment of or improvements thereon or thereto).

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the senior debt securities, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

A substantial portion of the book value of our assets and the assets of our Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows us and our Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows us and/or our Restricted Subsidiaries to incur substantial amounts of Secured Debt without being required to equally and ratably secure the senior debt securities.

The provisions described above with respect to limitations on Secured Debt are also not applicable to certain types of Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any of our subsidiaries that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of the senior indenture, unless:

(1) notice is promptly given to the trustee under the senior indenture of the Sale and Leaseback Transaction;

(2) we or the relevant Restricted Subsidiary receive fair value for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors delivered to the trustee); and

(3) we or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or retirement of (a) any senior debt securities outstanding under the senior indenture, (b) any of our indebtedness that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the senior debt securities issued under the senior indenture, or (c) any indebtedness of any Guarantor that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Guarantee of such Guarantor, and/or

•	to the purchase by us or any Restricted Subsidiary of property used in our or its respective trade or business.

These provisions will not apply to a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to us or the applicable Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less. In addition, these provisions will not apply to a Sale and Leaseback Transaction that we and our Restricted Subsidiaries enter into if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph under “— Restrictions on Secured Debt” above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under this caption “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

Change in Control Trigger for 9.100% Senior Notes due 2017

Unlike our other senior notes, with respect to our $265.0 million of 9.100% Senior Notes, unless we have exercised our option to redeem the 9.100% Senior Notes by notifying the holders to that effect as described in the 9.100% Senior Notes, if a Change of Control Triggering Event occurs as defined in the terms of such 9.100% Senior Notes, we will be required to make an offer (a “Change of Control Offer”) to each holder of such 9.100% Senior Notes to repurchase all or any part (equal to $1,000 or any integral multiples of $1,000 in excess thereof) of that holder’s 9.100% Senior Notes on the terms set forth therein. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the 9.100% Senior Notes repurchased, plus accrued and unpaid interest, if any, on the 9.100% Senior Notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the 9.100% Senior Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 9.100% Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the 9.100% Senior Notes properly tendered and accepted together with an officers’ certificate stating the aggregate principal amount of 9.100% Senior Notes or portions of 9.100% Senior Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all 9.100% Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any 9.100% Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If we are required to offer to repurchase the 9.100% Senior Notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the 9.100% Senior Notes in cash at such time. In addition, our ability to repurchase the 9.100% Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the 9.100% Senior Notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 9.100% Senior Notes to require us to repurchase such holder’s 9.100% Senior Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, the holders of the 9.100% Senior Notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 9.100% Senior Notes as a result of a Change of Control Triggering Event. If the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the 9.100% Senior Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the 9.100% Senior Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the 9.100% Senior Notes, the following terms apply:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Exchange Act), other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(5) the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the 9.100% Senior Notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the 9.100% Senior Notes or fails to make a rating of the 9.100% Senior Notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the 9.100% Senior Notes is lowered independently by each of the Rating Agencies and the 9.100% Senior Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the 9.100% Senior Notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the Board of Directors of that person.

Consolidation, Merger and Sale of Assets

In addition to the restrictions applicable to the 9.100% Senior Notes, as described above under “Description of Debt Securities — Change in Control Trigger Event for 9.100% Senior Notes due 2017,” each indenture provides that neither we nor any of the Guarantors will, in any transaction or series of related transactions, consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all its properties and assets to any other Person unless:

•

either (1) we or such Guarantor, as the case may be, shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us or such Guarantor, as the case may be) formed by or resulting from the consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is, in the case of a merger, consolidation or other such transaction involving us, a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all our other obligations under such indenture and the debt securities outstanding thereunder, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of any debt securities outstanding under such indenture that are convertible or exchangeable into Common Stock or other securities and for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture, and (B) is, in the case of a merger, consolidation or other such transaction involving a Guarantor, a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) shall expressly assume, by a supplemental indenture, the due and punctual performance and observance of all the Guarantor’s obligations under such indenture (including its Guarantee), and which supplemental indenture shall provide for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture;

•

immediately after giving effect to such transaction or transactions, no Event of Default under such indenture, and no event that, after notice or lapse of time or both, would become an Event of Default under such indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Upon any consolidation by us or any Guarantor with, or any merger of us or any Guarantor into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of ours or any Guarantor to any Person in accordance with the provisions of any indenture described above, the successor Person formed by the consolidation or into which we are or such Guarantor, as the case may be, is merged or to which the sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, us or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, and may exercise every right and power of ours or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, under such indenture with the same effect as if such successor Person had been named as us or such Guarantor, as applicable, therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under such indenture and, in the case of a transaction involving us, the debt securities issued under such indenture or, in the case of a transaction involving a Guarantor, its Guarantee of such debt securities.

Events of Default

An “Event of Default” with respect to the debt securities of any series issued under any indenture is defined as being:

(1) default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

(2) default in payment of any principal of, or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of Common Stock or other securities or property);

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4) default by us or any Guarantor in the performance of, or breach of, any other covenant or warranty in such indenture or in any debt security of that series (other than a covenant or warranty included in such indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach for a period of 60 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of ours or any of our Significant Subsidiaries, whether such Indebtedness existed on the date of such indenture or shall be created thereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay Indebtedness when due shall be deemed to have occurred so long as we or such Significant Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated, equals $20,000,000 or more, individually, or $40,000,000 or more, in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6) certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;

(7) the Guarantee of any Guarantor ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with such indenture) or is declared by a court or governmental authority of competent jurisdiction to be null and void or unenforceable or the Guarantee of any Guarantor is found by a court or governmental authority of competent jurisdiction to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of such indenture); or

(8) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to a series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture requires the trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series outstanding under that indenture, to mail notice of such default, if known to the trustee, to all holders of debt securities of that series unless the default has been cured or waived. However, each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series

(except a default in payment of principal or any premium or interest) if the trustee in good faith determines it is in the interest of the holders to do so. As used in this paragraph, the term “default” means any event or condition that is, or with notice or lapse of time or both would be, an Event of Default.

If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, subject to the duty of the trustee thereunder during a default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series issued under that indenture unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture with respect to the debt securities of that series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture under which such debt securities were issued or for any remedy thereunder unless:

(1) such holder previously has given written notice to the trustee under such indenture of a continuing Event of Default with respect to debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

(3) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to institute any such proceeding; and

(4) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium or interest on such debt security on the respective dates such payments are due, and to receive any payments required to be made by any Guarantor pursuant to its Guarantee when due, and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment or any such right to convert or exchange, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to any default in the performance of our obligations under the applicable indenture. Each of the Guarantors also is required to furnish to the trustee annually a statement as to any default in the performance of its obligations under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Each indenture provides that, upon our direction, such indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when:

(1) either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption by us within one year and, in each case, we have deposited with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be;

(2) we have paid all other sums payable under such indenture with respect to the debt securities of such series; and

(3) certain other conditions specified in the indenture are met.

Subject to meeting the conditions described below, we may elect with respect to any series of debt securities either:

(1) to defease and be discharged from any and all obligations with respect to the debt securities of such series (except for, among other things, the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold money for payment in trust) (“defeasance”); or

(2) to be released from our obligations with respect to the debt securities of such series under certain restrictive covenants in the indenture (including, in the case of any series of senior debt securities, the covenants described above under “— Certain Covenants — Restrictions on Secured Debt” and “— Certain Covenants — Restrictions on Sale and Leaseback Transactions”), and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”);

in either case upon the irrevocable deposit with the applicable trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations that through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of and any premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. Upon any defeasance (but not covenant defeasance) of the debt securities of any series, the Guarantors will be released from their Guarantees of the debt securities of that series.

Such defeasance or covenant defeasance with respect to the debt securities of any series shall be effective if, among other things,

(1) it shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or is bound;

(2) in the case of defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the applicable indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) if the action is taken under the senior subordinated indenture or subordinated indenture, no event or condition exists that, pursuant to the subordination provisions in that indenture, prevents us, or with notice or lapse of time or both would prevent us, from making payments on the debt securities of that series on the date we make the deposit of cash or Government Obligations into trust or at any time during the period ending on and including the 91st day after the date of such deposit into trust;

(4) in the case of covenant defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(5) if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem such debt securities on such date.

It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of deposit of cash or Government Obligations into trust and, solely in the case of defeasance, no Event of Default described in clause (6) of the first paragraph under “— Events of Default” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit into trust.

If we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such Event of Default. However, we and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Modification, Waivers and Meetings

Each indenture contains provisions permitting us, the Guarantors and the applicable trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under such indenture that is affected by the modification or amendment, to modify, amend or eliminate any of the provisions of such indenture (including the Guarantees of the debt securities of such series) or of the debt securities of such series or the rights of the holders of the debt securities of such series under such indenture; provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, on, or any installment of interest, if any, on any debt securities;

•	reduce the principal amount of any debt securities or any premium on any debt securities;

•	reduce the rate of interest on any debt securities;

•	reduce the amount payable on any debt securities upon redemption thereof by us;

•	change any place where, or the currency in which, any debt securities are payable;

•	impair a holder’s right to institute suit to enforce the payment of any debt securities when due;

•

modify in any manner adverse to holders the obligations of the Guarantors in respect to the due and punctual payment of the principal of, or premium or interest, if any, on any debt securities or release any Guarantor from its obligations under its Guarantee otherwise than in accordance with the terms of such indenture; or

•

reduce the aforesaid percentage of debt securities of any series issued under such indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

without in each such case obtaining the consent of each holder of each outstanding debt security issued under such indenture so affected.

In addition, we may not amend our senior subordinated indenture or our subordinated indenture to alter the subordination of any outstanding debt securities issued under that indenture or any Guarantees of any such debt securities without first obtaining the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected by the amendment.

Each indenture also contains provisions permitting us, the Guarantors and the applicable trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend such indenture in order to, among other things:

•	add to the Events of Default or the covenants made by us or the Guarantors for the benefit of the holders of all or any series of debt securities issued under such indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision therein that may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under such indenture that shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

•

to provide for the assumption of our or a Guarantor’s obligations in the case of a merger, consolidation or sale, lease, assignment, transfer or other conveyance of all or substantially all of our or its properties and assets in accordance with the provisions of the indenture;

•	to secure the debt securities;

•	to add Guarantors or to evidence the release of any Guarantor in accordance with the provisions of the indenture;

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by us and the Guarantors with certain covenants and other provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities of such series; or in the case of any debt securities that are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange; or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under an indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security of that series owned by us or any Guarantor or any other obligor on such debt securities or the Guarantees of such debt securities or any Affiliate of ours, any Guarantor or such other obligor shall be deemed not to be outstanding.

Applicable Law

The indentures, the Guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the senior indenture. U.S. Bank National Association is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships. U.S. Bank National Association is trustee under the indenture relating to our outstanding senior subordinated notes. U.S. Bank National Association makes no representations or warranties regarding the securities or the adequacy or accuracy of this prospectus, except as provided herein under “Description of Debt Securities–Concerning the Trustee.”

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series outstanding under the applicable indenture at the date of determination, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bankruptcy Laws” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the applicable indenture.

“Capital Lease” means with respect to any Person at any date, any lease of property the liability under which, in accordance with generally accepted accounting principles, is required to be capitalized on such Person’s balance sheet or for which the amount of the liability thereunder is required to be disclosed in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of such Person, including, without limitation, common stock, preferred stock, limited liability company interests and partnership and joint venture interests; provided that, notwithstanding the foregoing, the term “Capital Stock,” as used in the proviso to the definition of “Common Stock,” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Common Stock” of any Person means all Capital Stock of the Person that is generally entitled to (1) vote in the election of directors of the Person or (2) if the Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of the Person; provided that, notwithstanding the foregoing, the term “Common Stock,” as used in the proviso to the definition of “Subsidiary,” of any Person means all Capital Stock of such Person that is generally entitled to: (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of KB Home and its Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Debt” means, with respect to any Person at any date, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (5) all obligations of such Person as lessee under Capital Leases, (6) all Debt of others for the payment of which such Person is responsible or liable as obligor or guarantor and (7) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

“Domestic Significant Subsidiary” means, as of any date of determination, a Significant Subsidiary (1) that is organized under the laws of the United States or any state thereof or the District of Columbia and (2) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Financial Services Subsidiary” means KB HOME Mortgage Company, an Illinois corporation, and any other Subsidiary, if any, engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of debt securities issued under the applicable indenture, such accounting principles as are generally accepted in the United States as of the date or time of any computation required thereunder; provided that, notwithstanding the foregoing, the term “generally accepted accounting principles,” as used in the subordination provisions of the indentures and in the definition of “Capital Lease,” means generally accepted accounting principles as in effect and implemented by us from time to time.

“Guarantor” or “Guarantors” means, with respect to the debt securities issued under any indenture, (1) KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company, and (2) any Person that becomes a guarantor of debt securities under such indenture pursuant to the provisions described above under “— Guarantees — Additional Guarantors,” or otherwise enters into a supplemental indenture pursuant to which such Person becomes a guarantor of debt securities under such indenture, but excluding in each case any Person whose Guarantee has been released pursuant to such indenture. If a successor Person replaces any of the Guarantors named in clause (1) of the preceding sentence in accordance with the provisions of the applicable indenture, the term “Guarantor” shall, for purposes of such indenture, thereafter include such successor instead of the Guarantor originally named in such clause (1).

“Indebtedness” means, without duplication, with respect to any Person,

(1) any liability of such Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation, or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2) any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;

(3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(4) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Non-Recourse Indebtedness” means Indebtedness secured by a Security Interest in or on property to the extent that the liability for such Indebtedness (and any premium, if any, and interest thereon) is limited to the security of such property without liability on our part or on the part of any of our Subsidiaries for any deficiency, including liability by reason of any agreement by us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness, but provided that obligations or liabilities of ours or our Subsidiaries solely for indemnities, covenants or breaches of warranties, representations or covenants in respect of any Indebtedness will not prevent such Indebtedness from being classified as Non-Recourse Indebtedness.

“Person” means any individual, Corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. As used in the immediately preceding sentence, the term “Corporation” means corporations, partnerships, associations, limited liability companies and other companies, and business trusts. Notwithstanding the foregoing provisions of this paragraph, the term “Person,” as used in the subordination provisions of the indentures, in the definitions of “Capital Lease,” “Debt” and “Trade Payables” and in the proviso to the definitions of “Capital Stock,” “Common Stock” and “Subsidiary,” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is required or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series outstanding under the applicable indenture, or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Subsidiary which is not a Financial Services Subsidiary.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of our Consolidated Net Tangible Assets as of the date of determination or (b) another property or group of properties (not including model homes) whose book value exceeds 5% of our Consolidated Net Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in or on any of our property or any property of any Restricted Subsidiary or (ii) a Security Interest in or on shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in or on equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in or on our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness that is secured exclusively by “land under development,” “land held for future development,” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

“Subject Notes” means, with respect to any series of debt securities issued under an indenture, debt securities of any other series issued under that indenture.

“Subsidiary” means any (1) corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries and (2) entity other than a corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries; provided that, notwithstanding the foregoing, the term “Subsidiary,” as used in the subordination provisions of the indentures and in the definition of “Senior Indebtedness,” of any Person means (a) any corporation at least a majority of the aggregate voting power of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person, and (b) any entity other than a corporation at least a majority of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person.

“Substitute Credit Facility” means any credit facility (as the same may be amended, supplemented or modified from time to time) of ours which is created subsequent to December 18, 2003, so long as we are a borrower under such Substitute Credit Facility.

“Trade Payables” means, with respect to any Person, accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 290,000,000 shares of common stock, with 77,005,075 shares of our common stock outstanding on May 31, 2011. Our grantor stock ownership trust held an additional 11,048,044 shares of our common stock on that date, and 27,095,467 shares of our common stock were held in treasury. We are also authorized to issue (i) 25,000,000 shares of special common stock, none of which is outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. However, we have reserved 2,900,000 shares of our Series A Participating Cumulative Preferred Stock, which we sometimes refer to as the “rights preferred stock,” for issuance under our stockholder rights plan as described below. At May 31, 2011, our common stock was held by 877 holders of record.

The following summarizes certain provisions of our restated certificate of incorporation and stockholder rights plan. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and stockholder rights plan. We have filed copies of these documents with the SEC and have incorporated them by reference as exhibits to the registration statement of which this prospectus is a part. You should read these documents, which may be obtained as described above under “Where You Can Find More Information.”

Common Stock and Special Common Stock

Voting. Our common stock and special common stock generally have identical rights, except holders of common stock are entitled to one vote per share while holders of our special common stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders and except that holders of our special common stock have the conversion rights described below. Holders of common stock and special common stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of common stock and special common stock, voting together as a single class, subject to any voting rights of holders of any outstanding preferred stock. Any amendments to our restated certificate of incorporation generally must be approved by a majority of the combined voting power of all shares of common stock and special common stock, voting together as a single class. However, an amendment that adversely affects the rights of the common stock or special common stock must be approved by a majority of the votes entitled to be cast by holders of the affected class, voting as a separate class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the common stock and special common stock voting together as a single class.

Preemptive Rights; Conversion. Our common stock and special common stock have no preemptive rights, and neither provides for redemption. Our common stock is not convertible into any other securities. If we make a tender or exchange offer for shares of our common stock or if another person makes a tender offer for our common stock, each share of special common stock will be convertible at the option of the holder into one share of common stock solely to enable those shares of common stock to be tendered pursuant to that offer. Each share of special common stock converted into common stock and not purchased pursuant to that offer will be automatically reconverted into one share of special common stock. All our outstanding shares of common stock are fully paid and nonassessable and shares of our special common stock, if issued, will be fully paid and nonassessable.

Dividends. Subject to any prior dividend rights of our outstanding preferred stock, if any, holders of our common stock and special common stock may receive dividends and distributions from funds legally available for dividends in the discretion of our board of directors. Holders of common stock and special common stock will share equally in all dividends and distributions on a per share basis. If we pay dividends or other distributions in capital stock other than preferred stock (including stock splits), only shares of common stock will be distributed with respect to common stock and only shares of special common stock will be distributed with respect to special common stock, in each case in an amount per share equal to the amount per share distributed with respect to the common stock or the special common stock, as the case may be. If we combine or reclassify our common stock or special common stock, the shares of each such class will be combined or reclassified so as to retain the proportionate interest of each class after giving effect to the combination or reclassification.

Distributions on Liquidation. The common stock and special common stock are entitled to share pro rata in any distribution upon our liquidation, dissolution or winding up, after payment or provision for our liabilities and after giving effect to any liquidation preference of any preferred stock.

Reorganization, Consolidation or Merger. If we reorganize, consolidate or merge, each holder of a share of common stock will receive the same kind and amount of property that a holder of a share of special common stock receives, and each holder of a share of special common stock will receive the same kind and amount of property receivable by a holder of common stock.

Preferred Stock

We are authorized to issue preferred stock in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock and special common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock or special common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock and special common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our restated certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock and special common stock.

Stockholder Rights Plan

On January 22, 2009, we adopted a Rights Agreement between us and Mellon Investor Services LLC, as rights agent, dated as of that date (the “2009 Rights Agreement”), and declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock that was payable to stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the 2009 Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us 1/100th of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of (i) 10 calendar days after a public announcement by us that a person or group has become an Acquiring Person (as defined under the 2009 Rights Agreement) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.

Until these rights become exercisable (the “Distribution Date”), common stock certificates will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring

Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, our board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). The redemption will be effective immediately upon the board of directors’ action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon. The rights issued pursuant to the 2009 Rights Agreement will expire on the earliest of (a) the close of business on March 5, 2019, (b) the time at which the rights are redeemed, (c) the time at which the rights are exchanged, (d) the time at which our board of directors determines that Article Ninth in our restated certificate of incorporation is no longer necessary, and (e) the close of business on the first day of a taxable year of us to which our board of directors determines that no tax benefits may be carried forward. At our annual meeting of stockholders on April 2, 2009, our stockholders approved the 2009 Rights Agreement.

Article Ninth of Our Restated Certificate of Incorporation

Article Ninth of our restated certificate of incorporation contains provisions designed to restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock owned by any stockholder or relevant group of stockholders who are deemed to own at least 5% or more of our common stock under Section 382 of the Internal Revenue Code, including transfers where the effect would be to increase the direct or indirect ownership of our common stock by any person or relevant group from less than 5% to 5% or more, and transfers where the effect would be to increase the percentage of our common stock owned directly or indirectly by a person or relevant group owning or deemed to own 5% or more of our common stock. Subject to certain conditions, Article Ninth also prohibits any person or relevant group deemed to own 5% or more of our common stock from disposing of any shares of our common stock without the express consent of our board of directors. Any direct or indirect transfer of our common stock attempted in violation of the provisions of Article Ninth is deemed void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the attempted transfer), and the purported transferee (or, in the case of an indirect transfer, the direct owner) would not be recognized as the owner of the subject shares for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares of our common stock, or, in the case of options, receiving the underlying common stock in respect of the exercise of such options. In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the subject common stock to our agent along with any dividends or other distributions paid with respect to such common stock. Our agent is required to sell such common stock in an arms’ length transaction (or series of transactions) that do not constitute a violation of Article Ninth. The net proceeds of any such sale, together with any other distributions with respect to the subject common stock received by our agent, after deduction of the agent’s costs, will be distributed first to the purported transferee in an amount, if any, up to the cost incurred by the purported transferee to acquire the subject common stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the subject common stock is sold by the purported transferee, such person will be treated as having sold such common stock on behalf of our agent and will be required to remit all proceeds to our agent, except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such common stock.

Additional Provisions of Our Restated Certificate of Incorporation

We have adopted certain defensive measures, including restricting stockholders’ ability to call special meetings of stockholders, implementing our stockholder rights plan and amending our restated certificate of incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to us. In addition, our restated certificate of incorporation prohibits stockholder action by written consent.

These defensive measures could require a potential acquiror of us to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of our stockholders than might otherwise be the case. These measures may also discourage a proxy contest or make it more difficult to complete a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that would give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, if a person or group acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) without prior board of directors approval, the interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation’s voting stock (excluding from the outstanding voting stock, shares held by persons who are directors and also officers and shares held pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by our board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by our board of directors.

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, common stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may offer depositary shares rather than offering fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary — and at other places as it thinks is advisable — any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or free writing prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement or free writing prospectus will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the applicable prospectus supplement or in the applicable free writing prospectus will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary agreements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in an applicable prospectus supplement or free writing prospectus differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement or free writing prospectus. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of those methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2010, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.